Exhibit 8.1

中国北京市建国门外大街甲 12号新华保险大厦6 层100022

6/F, NCI Tower, A12 Jianguomenwai Avenue, Beijing 100022, China

电话 Tel: +86 10 6569 3399 传真 Fax: +86 10 6569 3838

电邮 Email: beijing@tongshang.com 网址 Web: www.tongshang.com

September 25, 2019

Ctrip.com International, Ltd.

968 Jin Zhong Road

Shanghai 200335

People’s Republic of China

Dear Sirs,

This opinion on the laws of the People’s Republic of China (the “PRC” which, for the purposes of this opinion, excludes the Special Administrative Region of Hong Kong, the Special Administrative Region of Macau and Taiwan) is presented by Commerce & Finance Law Offices (the “Opinion”) in reliance on legal practicing certificate number 211011992100095075 issued to us by the Beijing Municipal Bureau of Justice.

We have acted as the PRC counsel to Ctrip.com International, Ltd. (the “Company”), a company incorporated under the laws of the Cayman Islands, in connection with the offering (the “Offering”) of its American depositary shares, each representing 0.125 ordinary shares of the Company by Baidu Holdings Limited, in accordance with the Company’s registration statement on Form F-3, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”).

In so acting, we have examined the Registration Statement, the originals or copies, certified or otherwise identified to our satisfaction, of documents provided to us by the Company, and such other documents, corporate records, certificates issued by PRC governmental authorities and officers of the Company and other instruments as we have deemed necessary or advisable for the purposes of rendering the Opinion.

Based on the foregoing, we are of the opinion that:

The statements set forth under the caption “Taxation” in the Registration Statement insofar as they constitute statements of PRC tax law, are accurate in all material respects.

The Opinion is subject to the following qualifications:

(a)	The Opinion is rendered only with respect to the PRC Laws and we express no opinion as to the laws and regulations of any other jurisdiction.

(b)

The Opinion relates only to the PRC Laws in effect on the date hereof and there is no guarantee that any of such PRC Laws, or the interpretation thereof or enforcement therefor, will not be changed, amended or revoked in the immediate future or in the longer term with or without retroactive effect.

(c)

The Opinion is subject to the discretion of any competent governmental authorities in exercising their authority in the PRC in connection with the interpretation, implementation and application of relevant PRC Laws.

(d)

The Opinion is, in so far as it relates to the validity, effectiveness and enforceability, subject to (i) any applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting creditors’ rights generally; (ii) possible judicial or administrative actions or any laws affecting creditors’ rights generally; (iii) certain legal or statutory principles affecting the enforceability of contractual rights generally under concepts of public interest, state interest, national security, reasonableness, good faith and fair dealing, and applicable statutes of limitation; (iv) any circumstance in connection with formulation, execution or implementation of any legal documents that would be deemed materially mistaken, clearly unconscionable, unlawful, fraudulent, coercionary at the conclusions thereof; and (v) judicial discretion with respect to the availability of indemnifications, remedies or defenses, the calculation of damages, the entitlement to attorney’s fees and other costs, the waiver of immunity from jurisdiction of any court or from legal process.

The Opinion is rendered to you for the purpose hereof only, and save as provided herein, the Opinion shall not be quoted nor shall a copy be given to any person (apart from the addressee) without our express prior written consent except where such disclosure is required to be made by applicable laws or is requested by the SEC or any other regulatory agencies.

We hereby consent to the use of the Opinion in, and the filing hereof as an exhibit to the Registration Statement and further consent to the reference of our name under the sections of Registration Statement entitled “Risk Factors”, “Enforceability of Civil Liabilities”, and “Legal Matters” included in the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of the person whose consent is required under Section 7 of U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

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Yours sincerely,

/s/ Commerce & Finance Law Offices
Commerce & Finance Law Offices

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